Table

of Contents
Coronado Global Resources Inc. Form 10-Q March 31,

2022

1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders

and Board of Directors of Coronado Global Resources Inc.
We are aware of the incorporation by reference in

the following Registration Statements (including all

amendments thereto):

1.
Registration Statement (Form S-3 No. 333-239730) of Coronado

Global Resources, Inc.;
2.
Registration Statement (Form S-8 No. 333-236597) pertaining

to the Coronado Global Resources,

Inc. 2018 Equity
Incentive Plan and the Coronado Global Resources, Inc. 2018 Non-Executive

Director Plan; and
3.
Registration Statement (Form S-8 No.

333-249566) pertaining to the Coronado

Global Resources, Inc.
2018 Equity
Incentive Plan

of our review report dated May 9, 2022 relating to the unaudited condensed consolidated interim financial statements of the
Company that are included in its Form 10-Q for the quarter ended

March 31, 2022.

/s/ Ernst & Young
Brisbane, Australia
May 9, 2022